EXHIBIT 23.5

                 [Letterhead of Crestar Securities Corporation]








Timothy P. Veith, Esquire
Mays & Valentine, L.L.P.
1111 East Main Street
P.O. Box 1122
Richmond, VA 23218-1122



Gentlemen:


     We consent to the use, reference and summarization in the Registration
Statement on Form S-4 of our fairness opinion dated      , 1998, rendered to the
Board of Virginia Heartland Bank in connection with its merger with Second National Financial Corporation and to the use of our name, and the statements with respect to us, appearing in the Registration Statement.


                                                Sincerely,
June 17, 1998
                                                CRESTAR SECURITIES CORPORATION


                                                By: /S/ CHARLES W. BYRD, JR.
                                                       Charles W. Byrd, Jr.
                                                       Managing Director